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                                                                    EXHIBIT 23.1

                          SCHUMACHER & ASSOCIATES, INC.
                          Certified Public Accountants
                           2525 15th Street, Suite 311
                             Denver, Colorado 80211




Consent of Independent Accountants


         We consent to the incorporation by reference in the Registration Statement of Beechport Capital Corp. on Form S-8 of our report dated March 31, 2001 relating to the financial statements of Beechport Capital Corp. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, and on our report dated April 3, 2001 relating to the Beechport Capital Corp.'s subsidiary, Itec International Technologies, Inc., appearing on the Company's Current Report on Form 8-K dated May 29, 2001.



                        /s/ Schumacher & Associates, Inc.
               --------------------------------------------------
                          SCHUMACHER & ASSOCIATES, INC.


Denver, Colorado
June 6, 2001